Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 30, 2018, in the Registration Statement (Form S-1) and related Prospectus of Moderna, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Boston, MA

November 9, 2018